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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 OCTOBER 8, 2004
                Date of Report (Date of earliest event reported)


                             MACROVISION CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                000-22023                77-0156161
(State or other jurisdiction of    (Commission           (I.R.S. employer
 incorporation or organization)      File No.)        identification number)


                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
          (Address of principal executive offices, including zip code)


                                 (408) 743-8600
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

        Effective October 8, 2004, Matt Christiano resigned as a member of the Board of Directors of Macrovision Corporation. A copy of Mr. Christiano's resignation letter is attached as Exhibit 99.1. At the time of his resignation, Mr. Christiano also provided the Board with a memorandum citing differences with management of the company's software technologies group as the main reason for his decision to resign from the Board of Directors. A copy of Mr. Christiano's memorandum is attached hereto as Exhibit 99.2. Subsequently, on October 14, 2004, Mr. Christiano provided the Board with an email to clarify his memorandum. A copy of Mr. Christiano's email is attached hereto as Exhibit 99.3.

        Mr. Christiano was the founder and CEO of Globetrotter Software, Inc., which was acquired by Macrovision in August 2000. The Globetrotter business became Macrovision's STG division (Software Technologies Group). Macrovision believes that its operations, policies and practices are proper and appropriate, but the Board is investigating Mr. Christiano's observations and opinions regarding STG. In addition, Macrovision conducts executive development programs for members of its executive management team on a continuous basis as part of Macrovision's ongoing succession planning; however, there are no current plans to change the CEO or any other member of the executive management team.

        A replacement director has not yet been appointed to fill the vacancy created by Mr. Christiano's resignation.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1   Resignation Letter from Matt Christiano

Exhibit 99.2 Memorandum from Matt Christiano to the Board of Directors of Macrovision

Exhibit 99.3   Email from Matt Christiano to the Board of Directors of
               Macrovision


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MACROVISION CORPORATION
                                           (Registrant)




Date:  October 8, 2004                By:  /s/ William A. Krepick
                                           -------------------------------------
                                           William A. Krepick
                                           President & Chief Executive Officer